EXHIBIT 5.1

June 26, 2013

The Board of Directors of
Cinedigm Digital Cinema Corp.
55 Madison Avenue, Suite 300
Morristown, NJ 07960

Ladies and Gentlemen:

We have acted as special counsel to Cinedigm Digital Cinema Corp., a Delaware corporation (the "Company"), in connection with the offering by the Company of 4,347,826 shares of its Class A Common Stock, par value $0.001 per share (the “Shares”), including 567,108 Shares for which the Underwriters have been granted an over-allotment option, pursuant to a Registration Statement on Form S-3 (the  "Registration Statement") filed with the Securities and Exchange Commission ( the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and declared effective on April 9, 2012, as supplemented by the prospectus supplements relating to the Shares filed with the Commission pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplements”). As such counsel, you have requested our opinion as to the matters described herein relating to the issuance of the Securities.

We have examined the Fourth Amended and Restated Certificate of Incorporation and By-Laws of the Company, each as amended and restated through the date hereof; records of corporate proceedings of the Company, as made available to us by officers of the Company; an executed copy of the Registration Statement and all exhibits thereto, in the form filed with the Commission; the Prospectus Supplements as filed with the Commission; and such matters of law deemed necessary by us in order to deliver this opinion.  We have assumed, without independently verifying or having any duty to verify,  that all documents mentioned herein have been duly authorized, executed and delivered by all parties thereto (other than the Company) and are enforceable, and that there was no misrepresentation, omission or deceit by any person in connection with the execution, delivery or performance of any of the documents referred to herein.  In the course of our examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to

KELLEY DRYE & WARREN LLP

June 26, 2013
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us as copies and the authenticity of the originals of such copies, and the legal capacity of all natural persons.  As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

Our opinion expressed below is subject to the qualification that we express no opinion as to any law other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

Based on the foregoing and solely in reliance thereon, it is our opinion that the Shares are duly authorized and, when the Shares are issued, paid for and delivered in accordance with the applicable underwriting agreement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to it in the prospectus included therein under the caption "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, nor do we admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as defined in Section 11 of the Act or the rules and regulations promulgated thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.  We have no obligation to update this opinion for events or changes in law or fact occurring after the date hereof.

Very truly yours,

/s/ Kelley Drye & Warren LLP

KELLEY DRYE & WARREN LLP